UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 30, 2006


                          IMMTECH PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                      8733                   39-1523370
      (State or Other        (Commission File Number)      (I.R.S. Employer
      Jurisdiction of                                     Identification No.)
      Incorporation)

 150 Fairway Drive, Suite 150, Vernon Hills, Illinois            60061
       (Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code: (847) 573-0033

                           IMMTECH INTERNATIONAL, INC.
          (Former Name or Former Address, if Changed Since Last Report)


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Item 1.01. Entry Into A Materially Definitive Agreement.

Amended and Restated License Agreement with Consortium

            On March 24, 2006, the Company and The University of North Carolina at Chapel Hill ("UNC"), Auburn University, Duke University and the Georgia State University Research Foundation, Inc. (all of the foregoing entities shall be collectively referred to as the "Consortium") amended and restated the license agreement among the Consortium and the Company dated as of January 28, 2002, pursuant to which the Company received the right to commercialize future technology and compounds developed or invented by one or more of the Consortium scientists and also incorporated into such license agreement its existing license with the Consortium with regard to compounds previously licensed. Under the terms of the Amended and Restated License Agreement the Company is required to pay to UNC on behalf of the Consortium reimbursement of certain patent and patent related fees and a royalty based on revenue derived from certain commercialized products. The key modifications included in the Amended and Restated License Agreement are changes to the royalty rates payable to the Consortium, expansion of the Company's rights to future technology developed by the Consortium with future grants and increased access to the Consortium's patent counsel. The Amended and Restated License Agreement is attached hereto as
Exhibit 10.1. Portions of the Amended and Restated License Agreement have been redacted pursuant to a request for confidential treatment.

Amended and Restated Clinical Research Subcontract with UNC

            Also on March 28, 2006, the Company and UNC amended and restated the clinical research subcontract between the two originally effective as of March 31, 2001. The Company is required under the Amended and Restated Clinical Research Subcontract to use commercially reasonable efforts to advance the research programs described therein which includes advancing the oral drug candidate, pafuramidine maleate, DB289 for the treatment of African sleeping sickness. The Amended and Restated Clinical Research Subcontract provides for additional funding for human clinical trials and registration of pafuramidine as a treatment for African sleeping sickness. Pafuramidine is currently in Phase III human clinical trials for African sleeping sickness treatment in the countries of Democratic Republic of Congo, Angola and Sudan. Immtech plans to enroll up to 350 patients in the trial. UNC's African sleeping sickness program under which the Amended and Restated Clinical Research Subcontract was granted is funded by a private foundation. The Amended and Restated Clinical Research Subcontract is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.


        (d) The following exhibits are filed with this report:


  Exhibit Number                            Description

       10.1        Amended and Restated Consortium License Agreement (Redacted)

       10.2        Amended and Restated Clinical Research Subcontract


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         IMMTECH PHARMACEUTICALS, INC.

Date:  March 30, 2006
                                         By: /s/ Eric L. Sorkin
                                             --------------------------------
                                             Eric L. Sorkin
                                             Chief Executive Officer